
Nantucket Electric Company
Sources and Applications of Funds and Capitalization
(Thousands of Dollars)
Year Ended:     03/31/99     03/31/00     03/31/01     03/31/02
03/31/03     03/31/04     03/31/05
          Actual     Actual     Estimated     Estimated     Estimated
Estimated     Estimated

Beginning STD     475     1,900     25     3,120     4,220     6,230     7,650

Sources of Funds:

Internal Funds     2,093     5,286     (500)     2,800     2,400     2,600
2,600

External Funds:
Long Term Debt     0     0     0     0     0     0     0
Common Equity     0     0     0     0     0     0     0
Sale of Assets     0     0     0     0     0     0     0
Total External     0     0     0     0     0     0     0

Total Sources     2,093     5,286     (500)     2,800     2,400     2,600
2,600

Application of Funds:

Construction     2,038     1,926     1,100     2,400     2,900     2,500
2,600
Retirement of Debt     1,480     1,485     1,495     1,500     1,510
1,520     1,535

Total Applications     3,518     3,411     2,595     3,900     4,410
4,020     4,135

Change in STD     1,425     (1,875)     3,095     1,100     2,010
1,420     1,535

Ending STD     1,900     25     3,120     4,220     6,230     7,650     9,185

STD High Point     4,050     4,675     3,200     4,500     7,000     8,000
9,500

STD High Point
 without Financing     4,050     4,675     3,200     4,500     7,000
8,000     9,500


Capitalization

Long Term Debt     29,200     27,700     26,200     24,700     23,200
21,700     20,200
Com. Eq
  (Net of Goodwill)     22,100     6,478     5,589     5,700       5,811
5,922       6,034

Total          51,300     34,178     31,789     30,400     29,011
27,622     26,234

Ratio:

Long Term Debt     56.9%     81.0%     82.4%     81.2%     80.0%     78.6%
77.0%
Common Equity     43.1%     19.0%     17.6%     18.8%     20.0%     21.4%
23.0%

Total     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
100.0%

      The Narragansett Electric Company
Sources and Applications of Funds and Capitalization
(Thousands of Dollars)

Year Ended:03/31/99     03/31/00     03/31/01     03/31/02     03/31/03
03/31/04     03/31/05
          Actual     Actual     Estimated     Estimated     Estimated
Estimated     Estimated

Beginning STD     12,425     24,375     1,900     94,671     117,271
104,471      85,571

Sources of Funds:

Internal Funds     (16,177)     59,660     (7,971)     68,600     60,700
62,000     65,300

External Funds:
Long Term Debt     0     0     0     0     22,500     10,000     15,000
Common Equity     214     0     0     0     0     0     0
Sale of Assets     39,724     0     0     0     0     0     0
Total External     39,938     0     0     0     22,500     10,000     15,000

Total Sources     23,761     59,660     (7,971)     68,600     83,200
72,000     80,300

Application of Funds:

Construction     22,044     29,200     49,600     54,000     47,900
43,100     47,500
Retirement of Debt     13,667      7,985     35,200     37,200     22,500
10,000     15,000

Total Applications     35,711     37,185     84,800     91,200     70,400
53,100     62,500

Change in STD     11,950     (22,475)     92,771     22,600     (12,800)
(18,900)     (17,800)

Ending STD     24,375     1,900     94,671     117,271     104,471
85,571      67,771

STD High Point     45,775     47,925     100,000     130,000     125,000
110,000     100,000

STD High Point
 without Financing     ---     ---     100,000     130,000     147,500
142,500     147,500


Capitalization

Long Term Debt     177,700     169,700     154,700     117,500     117,500
117,500     117,500
Preferred      7,238     7,238     7,238     7,238     7,238     7,238
7,238
Com. Eq
  (Net of Goodwill)     254,079     474,270     348,404     357,804
367,203     377,003     387,003
Total          439,017     651,208     510,342     482,542     491,941
501,741     511,741

Ratio:

Long Term Debt     40.5%     26.1%     30.3%     24.4%     23.9%     23.4%
23.0%
Preferred      1.6%     1.1%     1.4%     1.5%     1.5%     1.4%     1.4%
Common Equity     57.9%     72.8%     68.3%     74.1%     74.6%     75.1%
75.6%
Total          100.0%     100.0%     100.0%     100.0%     100.0%
100.0%     100.0%

      Massachusetts Electric Company
Sources and Applications of Funds and Capitalization
(Thousands of Dollars)

Year Ended:     03/31/99     03/31/00     03/31/01     03/31/02
03/31/03     03/31/04     03/31/05
          Actual     Actual     Estimated     Estimated     Estimated
Estimated     Estimated

Beginning STD     30,300     37,325     35,725     233,000     201,200
193,800     193,500

Sources of Funds:

Internal Funds     65,259     108,733     (60,675)     157,600     134,500
115,400     118,900

External Funds:
Long Term Debt     25,000     0     0     0     70,000     36,000     39,000
Common Equity          274     0     0     0     0     0     0

Total External     25,274     0     0     0     70,000     36,000     39,000

Total Sources     90,533     108,733     (60,675)     157,600     204,500
151,400     157,900

Application of Funds:

Construction     82,329     86,133     100,000     125,800     127,100
115,100     99,700
Retirement of
       Debt/Pfd     15,229     21,000     36,600     0     70,000
36,000     39,000

Total Applications     97,558     107,133     136,600     125,800
197,100     151,100     138,700

Change in STD     7,025     (1,600)     197,275     (31,800)     (7,400)
(300)     (19,200)

Ending STD     37,325     35,725     233,000     201,200     193,800
193,500     174,300

STD High Point     97,850     108,500     240,000     250,000     215,000
215,000     200,000

STD High Point
 without Financing     ---     ---     240,000     250,000     285,000
321,000     345,000


Capitalization

Long Term Debt     370,000     349,000     374,000     374,000     374,000
374,000     374,000
Preferred        10,674       10,674       19,674       19,674
19,674       19,674       19,674
Com. Eq (Net of
      Goodwill)     520,889     754,201     508,471     528,435
551,000     575,965     600,830
Total          901,563     1,113,875     902,145     922,109     944,674
969,639     994,504

Ratio:

Long Term Debt     41.0%     31.3%     41.5%     40.6%     39.6%     38.6%
37.6%
Preferred      1.2%     1.0%     2.2%     2.1%     2.1%     2.0%     2.0%
Common Equity     57.8%     67.7%     56.4%     57.3%     58.3%     59.6%
60.4%
Total          100.0%     100.0%     100.0%     100.0%     100.0%
100.0%     100.0%

      National Grid USA Service Company
Sources and Applications of Funds and Capitalization
(Thousands of Dollars)


Year Ended:     03/31/99     03/31/00     03/31/01     03/31/02
03/31/03     03/31/04     03/31/05
          Actual     Actual     Estimated     Estimated     Estimated
Estimated     Estimated

Beginning STD     6,275     14,350     400     19,844     34,844
44,844     24,844

Sources of Funds:

Cash From
       Billings     203,417     217,698     215,000     220,000
225,000     245,000     225,000


Total Sources     203,417     217,698     215,000     220,000     225,000
245,000     225,000

Application of Funds:

Payments of Expenses
     and Salaries     211,492     203,748     220,000     235,000
235,000     225,000     225,000
Distributive Dividend     0     0     14,444     0     0     0     0

Total Applications     211,492     203,748     234,444     235,000
235,000     225,000     225,000

Change in STD     8,075     (13,950)     19,444     15,000     10,000
(20,000)     0

Ending STD     14,350     400     19,844     34,844     44,844     24,844
24,844

STD High Point     14,350     17,400     20,500     40,000     50,000
30,000     30,000

Capitalization

Common Equity     19,444     19,444     5,000     5,000     5,000
5,000     5,000

